Exhibit 99.1

DIGITALBRIDGE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS
Introduces 2022 Guidance and Boosts Medium Term Targets

Boca Raton, February 24, 2022 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the fourth quarter and full year ended December 31, 2021.
A Fourth Quarter 2021 Earnings Presentation and a Supplemental Financial Report are available in the Events & Presentations and Financial Information sections, respectively, of the Shareholders tab on the Company’s website at www.digitalbridge.com. This information has also been furnished to the U.S. Securities and Exchange Commission in a Current Report on Form 8-K.
“2021 was a remarkable year for DigitalBridge. We finished rotating $78 billion in AUM in less than three years and at the same time doubled revenue in our digital businesses,” said Marc Ganzi, President and CEO of DigitalBridge. "During that time, we’ve established DigitalBridge as the premier global digital infrastructure investment platform, the partner of choice to investors deploying capital into this resilient, growing asset class. As we look ahead to 2022, we are leveraging our unique investor-operator model to continue building our team and our portfolio to capitalize on the many opportunities we see to support the continued growth of our customers and deliver exceptional returns for our investors."
The Company reported fourth quarter 2021 total revenues of $256 million, GAAP net loss attributable to common stockholders of $(21) million, or $(0.04) per share, and AFFO of $(5.4) million, or $(0.01) per share.
Preferred Dividends
On November 3, 2021, the Company’s Board declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share. Such dividends were paid on January 18, 2022 to the respective stockholders of record on January 10, 2022.
On February 16, 2022, the Company’s Board declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share. Such dividends will be paid on April 15, 2022 to the respective stockholders of record on April 12, 2022.
Fourth Quarter & Full-Year 2021 Conference Call
The Company will conduct an earnings presentation and conference call to discuss the financial results on Thursday, February 24, 2022 at 10:00 a.m. ET. The earnings presentation will be broadcast live over the Internet and can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. A webcast of the presentation and conference call will be available on the Company’s website. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471.
For those unable to participate during the live call, a replay will be available starting February 24, 2022, at 1:00 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13726654. International callers should dial (412) 317-6671 and enter the same conference ID number.
About DigitalBridge Group, Inc.
DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure REIT. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including cell towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $45 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in New York, Los Angeles, London and Singapore. For more information on DigitalBridge, visit www.digitalbridge.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the duration and severity of the current novel coronavirus (COVID-19) pandemic, the impact of the COVID-19 pandemic on the global market, economic and environmental conditions generally and in the digital and communications technology and investment management sectors; the effect of COVID-19 on the Company's operating cash flows, debt service obligations and covenants, liquidity position and valuations of its real estate investments, as well as the increased risk of claims, litigation and regulatory proceedings and uncertainty that may adversely affect the Company; our status as an owner, operator and investment manager of digital infrastructure and real estate and our ability to manage any related conflicts of interest; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the impact of initiatives related to our digital transformation, including the strategic investment by Wafra and the formation of certain other investment management platforms, on our growth and earnings profile and our REIT status; whether we will realize any of the anticipated benefits of our strategic partnership with Wafra, including whether Wafra will make additional investments in our Digital IM and Digital Operating segments; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital industry effectively; the impact to our business operations and financial condition of realized or anticipated compensation and administrative savings through cost reduction programs; whether the sale of our Wellness Infrastructure business currently under contract will close on time or at all; whether we will be able to effectively deploy the capital we have committed to capital expenditures and greenfield investments; our ability to redeploy the proceeds received from the sale of our non-digital legacy assets within the timeframe and manner contemplated or at all; our business and investment strategy, including the ability of the businesses in which we have a significant investment (such as Brightspire Capital, Inc. (NYSE: BRSP)) to execute their business strategies; the trading price of BRSP shares and its impact on the carrying value of the Company's investment in BRSP, including whether the Company will recognize further other-than-temporary impairment on its investment in BRSP; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to grow our business by raising capital for the companies that we manage; our ability to deploy capital into new investments consistent with our digital business strategies, including the earnings profile of such new investments; the availability of, and competition for, attractive investment opportunities; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our ability to satisfy and manage our capital requirements; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; changes in interest rates and the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; adverse domestic or international economic conditions, including those resulting from the COVID-19 pandemic the impact of legislative, regulatory and competitive changes; whether we will elect to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes and our ability to do so; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended; changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; our understanding of our competition; and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, June 30,2021, and September 30, 2021, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.
The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Company is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so. The Wellness infrastructure sale is anticipated to close by end of February 2022 and is subject to customary closing conditions. We can provide no assurance that it will close on the timing anticipated or at all.
Source: DigitalBridge Group, Inc.
Investor Contacts:
Severin White
Managing Director, Head of Public Investor Relations
severin.white@digitalbridge.com
212-547-2777

(FINANCIAL TABLES FOLLOW)

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Cash and cash equivalents	$1,602,102	$703,544
Restricted cash	99,121	67,772
Real estate, net	4,972,284	4,451,864
Loans receivable	173,921	36,798
Equity and debt investments	935,153	792,996
Goodwill	761,368	761,368
Deferred leasing costs and intangible assets, net	1,187,627	1,340,760
Assets held for disposition	3,676,615	11,237,319
Other assets	740,395	784,912
Due from affiliates	49,230	23,227
Total assets	$14,197,816	$20,200,560
Liabilities
Debt, net	$4,860,402	$3,930,989
Accrued and other liabilities	928,042	1,034,883
Intangible liabilities, net	33,301	39,788
Liabilities related to assets held for disposition	3,088,699	7,886,516
Dividends and distributions payable	15,759	18,516
Total liabilities	8,926,203	12,910,692
Commitments and contingencies
Redeemable noncontrolling interests	359,223	305,278
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $883,500 and $1,033,750 liquidation preference; 250,000 shares authorized; 35,340 and 41,350 shares issued and outstanding	854,232	999,490
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 568,577 and 483,406 shares issued and outstanding	5,685	4,834
Class B, 1,000 shares authorized; 666 and 734 shares issued and outstanding	7	7
Additional paid-in capital	7,820,807	7,570,473
Accumulated deficit	(6,576,180)	(6,195,456)
Accumulated other comprehensive income	42,383	122,123
Total stockholders’ equity	2,146,934	2,501,471
Noncontrolling interests in investment entities	2,653,173	4,327,372
Noncontrolling interests in Operating Company	112,283	155,747
Total equity	4,912,390	6,984,590
Total liabilities, redeemable noncontrolling interests and equity	$14,197,816	$20,200,560

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Revenues
Property operating income	$189,909	$127,240	$762,750	$312,928
Interest income	3,532	2,042	8,791	7,206
Fee income	56,000	24,190	180,826	83,355
Other income	6,416	1,918	13,432	12,941
Total revenues	255,857	155,390	965,799	416,430
Expenses
Property operating expense	78,950	47,329	316,178	119,834
Interest expense	69,336	50,894	186,949	120,829
Investment expense	8,230	4,323	28,257	13,551
Transaction-related costs	3,163	1,290	5,781	5,282
Depreciation and amortization	132,855	85,633	539,695	241,020
Impairment loss	—	8,950	—	25,079
Compensation expense
Cash and equity-based compensation	53,067	57,068	235,985	176,152
Carried interest and incentive fee compensation	25,921	994	65,890	1,906
Administrative expenses	34,256	21,637	109,490	78,766
Settlement loss	—	—	—	5,090
Total expenses	405,778	278,118	1,488,225	787,509
Other income (loss)
Other gain (loss), net	10,322	(5,861)	(21,412)	(6,493)
Equity method earnings (losses)	85,219	36,287	127,270	(273,288)
Equity method earnings (losses) - carried interest	29,878	6,627	99,207	12,709
Income (loss) before income taxes	(24,502)	(85,675)	(317,361)	(638,151)
Income tax benefit (expense)	(8,870)	18,703	100,538	47,063
Income (loss) from continuing operations	(33,372)	(66,972)	(216,823)	(591,088)
Income (loss) from discontinued operations	(9,493)	(239,158)	(600,088)	(3,199,322)
Net income (loss)	(42,865)	(306,130)	(816,911)	(3,790,410)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	18,934	2,932	34,677	616
Investment entities	(57,433)	(171,592)	(500,980)	(812,547)
Operating Company	(1,946)	(15,412)	(40,511)	(302,720)
Net income (loss) attributable to DigitalBridge Group, Inc.	(2,420)	(122,058)	(310,097)	(2,675,759)
Preferred stock redemption	2,127	—	4,992	—
Preferred stock dividends	16,139	18,516	70,627	75,023
Net income (loss) attributable to common stockholders	$(20,686)	$(140,574)	$(385,716)	$(2,750,782)
Loss per share—basic
Loss from continuing operations per share—basic	$(0.01)	$(0.09)	$(0.30)	$(1.08)
Net loss attributable to common stockholders per share—basic	$(0.04)	$(0.30)	$(0.78)	$(5.81)
Loss per share—diluted
Loss from continuing operations per share—diluted	$(0.01)	$(0.09)	$(0.30)	$(1.08)
Net loss attributable to common stockholders per share—diluted	$(0.04)	$(0.30)	$(0.78)	$(5.81)
Weighted average number of shares
Basic	524,963	472,155	491,456	473,558
Diluted	524,963	472,155	491,456	473,558

FUNDS FROM OPERATIONS, CORE FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net loss attributable to common stockholders	$(20,686)	$(140,575)	$(385,716)	$(2,750,782)
Adjustments for FFO attributable to common interests in Operating Company and common stockholders:
Net loss attributable to noncontrolling common interests in Operating Company	(1,946)	(15,411)	(40,511)	(302,720)
Real estate depreciation and amortization	133,813	136,245	595,527	561,195
Impairment of real estate	(40,732)	31,365	300,038	1,956,662
Loss (gain) from sales of real estate	(197)	(26,566)	(41,782)	(41,912)
Less: Adjustments attributable to noncontrolling interests in investment entities	(89,727)	(79,874)	(535,756)	(638,709)
FFO attributable to common interests in Operating Company and common stockholders	(19,475)	(94,816)	(108,200)	(1,216,266)

Additional adjustments for Core FFO attributable to common interests in Operating Company and common stockholders:
Adjustment to BRSP cash dividend	(28,243)	(22,999)	(3,282)	200,803
Equity-based compensation expense	19,416	8,288	59,395	35,051
Straight-line rent revenue and expense	(1,986)	(6,403)	11,005	(19,949)
Amortization of acquired above- and below-market lease values, net	(333)	(1,229)	4,002	(6,719)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	36,685	25,034	100,159	54,459
Non-real estate fixed asset depreciation, amortization and impairment	13,324	4,885	67,499	44,282
Restructuring and transaction-related charges(1)	29,977	21,887	89,134	59,363
Non-real estate (gains) losses, excluding realized gains or losses of digital assets within the Corporate and Other segment	(52,611)	193,948	74,747	1,104,105
Net unrealized carried interest	(7,375)	(5,734)	(41,624)	(873)
Preferred share redemption loss	2,127	—	4,992	—
Deferred taxes and tax effect on certain of the foregoing adjustments	8,195	(8,764)	(50,335)	(25,835)
Less: Adjustments attributable to noncontrolling interests in investment entities	(15,423)	(143,262)	(74,626)	(360,894)
Less: Core FFO from discontinued operations	11,467	4,025	(149,873)	15,694
Core FFO attributable to common interests in Operating Company and common stockholders	$(4,255)	$(25,140)	$(17,007)	$(116,779)

Additional adjustments for AFFO attributable to common interests in Operating Company and common stockholders:
Less: recurring capital expenditures	(1,097)	(233)	(3,436)	(1,028)
AFFO attributable to common interests in Operating Company and common stockholders	$(5,352)	$(25,373)	$(20,443)	$(117,807)

Core FFO per common share / common OP unit(2)	$(0.01)	$(0.05)	$(0.03)	$(0.22)
Core FFO per common share / common OP unit—diluted(2)(3)	$(0.01)	$(0.05)	$(0.03)	$(0.22)
AFFO per common share / common OP unit(2)	$(0.01)	$(0.05)	$(0.04)	$(0.22)
AFFO per common share / common OP unit—diluted(2)(3)	$(0.01)	$(0.05)	$(0.04)	$(0.22)
Weighted average number of common OP units outstanding used for Core FFO per common share and OP unit(2)	546,677	536,694	541,603	537,393
Weighted average number of common OP units outstanding used for Core FFO per common share and OP unit—diluted (2)(3)	546,677	536,694	541,603	537,393
__________
(1) Transaction-related costs primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.
(2) Calculated based on weighted average shares outstanding including participating securities and assuming the exchange of all common OP units outstanding for common shares.
(3) For the three and twelve months ended December 31, 2021 and December 31, 2020, excluded from the calculations of diluted Core FFO per share and diluted AFFO per share are Class A common stock or OP units issuable in connection with performance stock units, performance based restricted stock units and Wafra’s warrants, of which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company specific metrics, and the effect of adding back interest expense associated with convertible senior notes and weighted average dilutive common share equivalents for the assumed conversion of the convertible senior notes as the effect of including such interest expense and common share equivalents would be antidilutive.

Funds From Operations (FFO), Core Funds From Operations (Core FFO) and Adjusted Funds From Operations (AFFO)
The Company calculates funds from operations (FFO) in accordance with standards established by the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) real estate-related depreciation and amortization; (ii) impairment of depreciable real estate and impairment of investments in unconsolidated ventures directly attributable to decrease in value of depreciable real estate held by the venture; (iii) gain from sale of depreciable real estate; (iv) gain or loss from a change in control in connection with interests in depreciable real estate or in-substance real estate; and (v) adjustments to reflect the Company's share of FFO from investments in unconsolidated ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity investments, and debt securities, as applicable.
The Company computes core funds from operations (Core FFO) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) equity-based compensation expense; (ii) effects of straight-line rent revenue and expense; (iii) amortization of acquired above- and below-market lease values; (iv) debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts; (v) non-real estate depreciation, amortization and impairment; (vi) restructuring and transaction-related charges; (vii) non-real estate loss (gain), fair value loss (gain) on interest rate and foreign currency hedges, and foreign currency remeasurements except realized gain and loss from digital assets within the Corporate and Other segment; (viii) net unrealized carried interest; and (ix) tax effect on certain of the foregoing adjustments. The Company’s Core FFO from its interest in BrightSpire Capital, Inc. (NYSE: BRSP) represented the cash dividends declared in the reported period. The Company excluded results from discontinued operations in its calculation of Core FFO and applied this exclusion to prior periods.
The Company computes adjusted funds from operations (AFFO) by adjusting Core FFO for recurring capital expenditures necessary to maintain the operating performance of its properties.
The Company uses FFO, Core FFO and AFFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs, and such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations and assesses the Company's ability to meet distribution requirements. The Company also believes that, as widely recognized measures of the performance of REITs, FFO, Core FFO and AFFO will be used by investors as a basis to compare its operating performance and ability to meet distribution requirements with that of other REITs. However, because FFO, Core FFO and AFFO exclude depreciation and amortization and do not capture changes in the value of the Company’s properties that resulted from use or market conditions, which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and AFFO as measures of the Company’s performance is limited.
FFO, Core FFO and AFFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO, Core FFO and AFFO should be considered only as supplements to GAAP net income as measures of the Company’s performance and to cash flows from operating activities computed in accordance with GAAP. Additionally, Core FFO and AFFO exclude the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance.